UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fate Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

3535 General Atomics Court, Suite 200

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 3, 2019

The Annual Meeting of Stockholders of Fate Therapeutics, Inc. (the “Company”) will be held on Friday, May 3, 2019 at 8:00 a.m. local time, at the offices of Fate Therapeutics, Inc., 3535 General Atomics Court, Suite 200, San Diego, CA 92121, for the following purposes:

1.

To elect two Class III directors, as nominated by the Company’s Board of Directors, to hold office until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019;

3.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers;

4.	To conduct a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of our named executive officers; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Proposal 1 relates solely to the election of two Class III directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on Wednesday, March 6, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy as instructed in the Important Notice Regarding the Availability of Proxy Materials that you received in the mail. You may also request a paper proxy card at any time before April 23, 2019 to submit your vote by mail. If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors

Fate Therapeutics, Inc.

/s/ J. Scott Wolchko

J. Scott Wolchko

President and Chief Executive Officer

San Diego, California

March 22, 2019

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. You are urged to vote either via the Internet or telephone, as instructed in the Important Notice Regarding the Availability of Proxy Materials that you received in the mail. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

FATE THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 3, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Fate Therapeutics, Inc. (the “Company”), a Delaware corporation, to be held at 8:00 a.m. local time on Friday, May 3, 2019 and at any adjournments or postponements thereof for the following purposes:

•

To elect two Class III directors, as nominated by the Company’s Board of Directors (“Board of Directors” or “Board”), to hold office until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019;

•	To conduct a non-binding advisory vote to approve the compensation of our named executive officers;

•	To conduct a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of our named executive officers; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at the offices of the Company, 3535 General Atomics Court, Suite 200, San Diego, CA 92121. On or about March 22, 2019, we intend to mail to all stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2018 Annual Report on Form 10-K (“Annual Report”).

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.

Important Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company’s stockholders will receive a Notice, to be mailed on or about March 22, 2019.

On the date of mailing the Notice, stockholders will be able to access all of the proxy materials on the website at www.astproxyportal.com/ast/18615. The proxy materials will be available free of charge. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials (including the Annual Report) over the internet or through other methods specified on the website. The website contains instructions as to how to vote by internet or over the telephone. The Notice also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on March 6, 2019 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on March 6, 2019, there were 65,032,012 shares of common stock issued and outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present in person or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Ratification of Ernst & Young LLP	Majority	Yes
Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers	Majority	No
Non-Binding Advisory Vote on the Frequency of Future Non-Binding Votes to Approve the Compensation of Our Named Executive Officers	Highest Number of Affirmative Votes	No

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the two nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors. If a quorum is present, the director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee by specifying the name of the nominee on your proxy card. Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two—Approval of the Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. This proposal is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal Three— Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers. Approval of this advisory non-binding proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal Four— Non-Binding Advisory Vote on the Frequency of Future Non-Binding Votes to Approve the Compensation of Our Named Executive Officers. The frequency of “one year,” “two years” or “three years” that receives the highest number of affirmative votes properly cast on this proposal will be deemed the preferred frequency with which we hold a non-binding, advisory vote on the compensation of our named executive officers. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on this proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Abstentions and broker non-votes will have no effect on the outcome of this proposal.

We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (i) the election of each of the Company’s two (2) nominees as Class III directors; (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019; (iii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; (iv) the frequency of “one year” as the preferred frequency with which we hold a non-binding, advisory vote on the compensation of our named executive officers; and (v) as the proxy holder deems advisable, in his or her discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The

Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Thursday, May 2, 2019. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Cindy R. Tahl, Secretary, c/o Fate Therapeutics, Inc., at the address of our principal executive offices at 3535 General Atomics Court, Suite 200, San Diego, CA 92121. Our telephone number is (858) 875-1800. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at the 2020 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than November 23, 2019 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2020 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (the “SEC”). A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after February 6, 2020.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than January 4, 2020 and no later than February 3, 2020. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. This year, the term of the directors in Class III expires. Each of our Class III directors will stand for re-election at the Annual Meeting. Our Board of Directors is currently comprised of eight members. If both of the Class III director nominees are elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I—Drs. Robert S. Epstein, John D. Mendlein and Karin Jooss; Class II—Drs. Amir Nashat and William H. Rastetter and Mr. Michael Lee; and Class III—Messrs. J. Scott Wolchko and Timothy P. Coughlin.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the 2022 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 15, 2019 are set forth below.

Name	Age	Position
J. Scott Wolchko	48	President, Chief Executive Officer and Director
William H. Rastetter, Ph.D.(1)(2)(3)	70	Chairman of the Board
John D. Mendlein, Ph.D., J.D.(2)(3)	59	Vice Chairman of the Board
Timothy P. Coughlin(1)(2)	52	Director
Robert S. Epstein, M.D., M.S.(1)	63	Director
Amir Nashat, Sc.D.(3)	46	Director
Michael Lee	39	Director
Karin Jooss, Ph.D.	54	Director

(1)	Member of the Audit Committee of the Board of Directors (the “Audit Committee”).
(2)	Member of the Compensation Committee of the Board of Directors (the “Compensation Committee”).
(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”).

Nominees for Director

Class III:

The Board of Directors recommends that you vote FOR the following nominees.

The persons listed below are nominated for election to Class III of the Board of Directors to serve a three-year term ending at the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified.

Timothy P. Coughlin has been a director since August 2013. Mr. Coughlin is the former Chief Financial Officer of Neurocrine Biosciences, Inc. (“Neurocrine”), a biopharmaceutical company that has received FDA approval for INGREZZA® (valbenazine) and ORILISSA® (elagolix), both of which were discovered and developed during his tenure at Neurocrine from 2002 to 2018. Mr. Coughlin serves on the board of directors of Retrophin, Inc. and aTyr Pharma, Inc., both biotechnology companies. Prior to joining Neurocrine, he was with Catholic Health Initiatives, a nationwide integrated healthcare delivery system, where he served as Vice President, Financial Services. Mr. Coughlin also served as a Senior Manager in the Health Sciences practice of Ernst &

Young LLP and its predecessors from 1989 to 1999. Mr. Coughlin holds a master’s degree in international business from San Diego State University and a bachelor’s degree in accounting from Temple University. Mr. Coughlin is a certified public accountant in both California and Pennsylvania.

The Board of Directors believes Mr. Coughlin is qualified to serve on our Board of Directors due to his extensive background in financial and accounting matters for public companies and his leadership experience in the biotechnology industry, including his tenure at Neurocrine.

J. Scott Wolchko has served as our President and Chief Executive Officer since December 2015, and as a director since October 2015. Mr. Wolchko has also served as our Chief Operating Officer since February 2013 and as our Chief Financial Officer since the commencement of our operations in September 2007. Mr. Wolchko began his career in 1994 as an investment banker with Morgan Stanley & Co., serving in the firm’s New York City and Menlo Park, California offices. As a member of the firm’s Investment Banking Health Care Group, he assisted emerging growth companies in the life sciences sector complete capital-raising and M&A transactions. Prior to joining us, from July 2001 to September 2007, Mr. Wolchko served as the Chief Financial Officer of Bocada, Inc., an enterprise software company that specializes in data protection management. Mr. Wolchko holds an M.S. in biochemical engineering from the University of Virginia, and a B.S. in biomedical engineering from the University of Vermont.

The Board of Directors believes Mr. Wolchko’s extensive leadership, executive, managerial, business and healthcare industry experience qualifies him to serve as a member of our Board of Directors. In addition, Mr. Wolchko’s day-to-day management and intimate knowledge of our business and operations provide our Board with an in-depth understanding of the Company.

Class I: Currently Serving Until the 2020 Annual Meeting

Robert S. Epstein, M.D., M.S. has served as a member of our Board of Directors since March 2014. Dr. Epstein is an epidemiologist and strategic consultant to life sciences companies and serves as a director on the boards of Veracyte, Inc., a molecular diagnostic company, Illumina, Inc., a life sciences company, Proteus Digital Health, Inc., a healthcare technology company, and Mindstrong Health, a digital platform company. From August 2010 to April 2012, Dr. Epstein served as president of the Medco-UBC Division and Chief Research and Development officer of Medco Health Solutions, Inc. (“Medco”), a managed healthcare company. In this role, Dr. Epstein was responsible for all of Medco’s clinical research initiatives, including the Medco Research Consortium and United BioSource Corporation. Dr. Epstein served as Senior Vice President and Chief Medical Officer from 1997 to August 2010 at Medco and was appointed President of the Medco Research Institute in 2009. Before joining the private sector, Dr. Epstein was trained as an epidemiologist and held various positions in public health and academia. He is a past elected President of the International Society of Pharmacoeconomics and Outcomes Research and has served on the board of directors for the Drug Information Association. In 2008, Dr. Epstein was nominated and elected to the Federal CDC EGAPP (Evaluation of Genomic Applications in Practice & Prevention) Stakeholder Committee, and the AHRQ CERT (Centers for Education and Research on Therapeutics) Committee. Dr. Epstein holds a B.S. and an M.D. from the University of Michigan and an M.S. from the University of Maryland.

The Board of Directors has determined that Dr. Epstein’s extensive operating, commercial, and senior management experience in the biotechnology industry, as well as his expertise in health economics, qualifies him to serve as a member of our Board of Directors.

John D. Mendlein, Ph.D., J.D. has served as our Vice Chairman of the Board of Directors since November 2011 and a director since April 2008. Dr. Mendlein has served as an Executive Partner of Flagship Pioneering, a venture capital firm, since February 2019. Prior to that, Dr. Mendlein served as President, Corporate and Product Strategy, of Moderna, Inc. (formerly known as Moderna Therapeutics, Inc.), a clinical stage biotechnology company, from January 2018 to February 2019. He also previously served as our Chief Executive Officer, as well as the founding Chairman of the Board and Chief Science Officer. Dr. Mendlein also serves as a member of the board of aTyr Pharma, Inc., a biopharmaceutical company, a position he has held since July 2010, and served as its Chief Executive Officer from September 2011 to November 2017. From July 2010 to December 2015, Dr. Mendlein also served as Executive Chairman of the board of directors for aTyr Pharma, Inc. He also holds board positions with Axcella Health, Inc., an amino acid biologics company, The BIO (Biotechnology Industry Organization) emerging companies board, Editas Medicine, Inc., a genome editing company, and Moderna Therapeutics, Inc. Dr. Mendlein previously served from 2005 to 2008 as the Chief Executive Officer of Adnexus Therapeutics, Inc., a biopharmaceutical company, which was purchased by Bristol-Myers Squibb (BMY) in 2008. Dr. Mendlein also served on the board of directors of Monogram Biosciences, Inc., an HIV and oncology diagnostic company that was acquired by Laboratory Corporation of America Holdings in 2009. Before that, he served as Chairman and Chief Executive Officer of Affinium Pharmaceuticals Ltd. (acquired by Debiopharm Group) from 2000 to 2005, and board member, General Counsel and Chief Knowledge Officer at Aurora Bioscience Corporation (acquired by Vertex Pharmaceuticals, Inc.) from August 1996 to September 2001. Dr. Mendlein holds a Ph.D. in physiology and biophysics from the University of California, Los Angeles, a J.D. from the University of California, Hastings College of the Law, and a B.S. in biology from the University of Miami.

The Board of Directors has determined that Dr. Mendlein’s extensive business and leadership experience in the biotechnology industry qualifies him to serve as a member of our Board of Directors.

Karin Jooss, Ph.D. has served as a director since March 2019. She has served as Executive Vice President of Research and Chief Scientific Officer of Gritstone Oncology, Inc., a clinical-stage biotechnology company developing cancer immunotherapies, since April 2016. Prior to Gritstone, from May 2009 to April 2016, Dr. Jooss served as head of cancer immuno-therapeutics in the vaccine immuno-therapeutics department at Pfizer, Inc., or Pfizer, a public pharmaceutical company, where she was also a member of the vaccine immuno-therapeutics leadership team and served as head of the immuno-pharmacology team. Prior to joining Pfizer, Dr. Jooss served as vice president of research at Cell Genesys, Inc., or Cell Genesys, from June 2005 to April 2009, and as senior director of research at Cell Genesys from July 2001 to June 2005. She is on the editorial board of Molecular Therapy and the Journal of Gene Medicine and is a member of the Immunology and Educational Committee of the American Society of Gene & Cell Therapy and the Industry Task Force of the Society for Immunotherapy of Cancer. Dr. Jooss received her diploma in theoretical medicine and a Ph.D. in molecular biology and immunology from the University of Marburg in Germany, and performed postgraduate work in gene therapy and immunology at the University of Pennsylvania.

The Board of Directors believes Dr. Jooss is qualified to serve on our Board of Directors due to her extensive experience in the biotechnology industry.

Class II: Currently Serving Until the 2021 Annual Meeting

Amir Nashat, Sc.D. has served as a director since September 2007. He has served as the Chief Executive Officer of Dewpoint Therapeutics, a company translating the emerging area of biomolecular condensates into drug discovery, since July 2018. Prior to that, Dr. Nashat served as the Chief Executive Officer of Jnana Therapeutics, a company that operates a drug discovery platform focused on solute carrier, since September 2017. He is also a Managing General Partner at Polaris Venture Partners, a venture capital firm. He joined Polaris in April 2002 and focuses on investments in healthcare, consumer products and energy. Dr. Nashat currently represents Polaris as a director of Scholar Rock, Inc., Selecta Biosciences, Inc., Syros Pharmaceuticals, Inc., and aTyr Pharma, Inc., all biopharmaceutical companies, as well as a director of several private companies. He previously served on the board of Bind Therapeutics and Receptos Therapeutics. Additionally, Dr. Nashat has served as a director of Adnexus Therapeutics (acquired by Bristol-Myers Squibb Company) and other private companies. Dr. Nashat holds a Sc.D. in chemical engineering from the Massachusetts Institute of Technology with a minor in biology, and an M.S. and B.S. in materials science and mechanical engineering from the University of California, Berkeley.

The Board of Directors believes that Dr. Nashat is qualified to serve on our Board of Directors due to his extensive experience within the field of drug discovery and development, his broad leadership experience on various boards, and his financial expertise with life sciences companies.

William H. Rastetter, Ph.D. has served as Chairman of the Board of Directors and a director since November 2011. From February 2012 to October 2012, he also served as our interim Chief Executive Officer. He is a Co-Founder of Receptos, Inc., a biopharmaceutical company that is a wholly-owned subsidiary of Celgene Corporation, where he served as a director and Chairman of the Board from 2009 to 2015, and was Acting Chief Executive Officer from May 2009 to November 2010. Dr. Rastetter also served as the Chairman of Illumina, Inc. from 2005 to 2016, as a director of Illumina, Inc. from 1998 to 2016. Dr. Rastetter currently serves as the Chairman of Neurocrine Biosciences, Inc., as the Chairman of Grail, Inc., as a director of Regulus Therapeutics, Inc., and as a director of Daré Bioscience, Inc., previously known as Cerulean Pharma, Inc. He also serves as a strategic advisor to Leerink Partners, a healthcare focused investment bank, and as an advisor to Illumina Ventures, a genomics focused venture firm. Dr. Rastetter served as a Partner at the venture capital firm of Venrock from 2006 to February 2013. Prior to that, Dr. Rastetter was Executive Chairman of Biogen Idec, from the merger of the two companies (Biogen and Idec Pharmaceuticals) in 2003 through the end of 2005. He joined Idec Pharmaceuticals at its founding in 1986 and served as Chairman and Chief Executive Officer. Prior to Idec, he was director of Corporate Ventures at Genentech, Inc. and also served in a scientific capacity at Genentech. Dr. Rastetter held various faculty positions at the Massachusetts Institute of Technology and Harvard University and was an Alfred P. Sloan Fellow. Dr. Rastetter holds a Ph.D. and M.A. in chemistry from Harvard University and an S.B. in chemistry from the Massachusetts Institute of Technology.

The Board of Directors believes Dr. Rastetter is qualified to serve on our Board of Directors due to his extensive experience in the biotechnology industry, his broad leadership experience with Idec Pharmaceuticals and on several boards of biotechnology companies, and his experience with financial matters.

Michael Lee has served as a member of our Board of Directors since July 2018. Mr. Lee has served as Co-Founder and Portfolio Manager at Redmile Group, LLC since 2007. Prior to Redmile, Mr. Lee worked as a biotechnology investor at Steeple Capital, and as an analyst at Welch Capital Partners and Prudential Equity Group. Mr. Lee holds a B.S. in Molecular and Cellular Biology from the University of Arizona.

The Board of Directors has determined that Mr. Lee’s extensive business and leadership experience in the biotechnology industry qualifies him to serve as a member of our Board of Directors.

Board of Directors’ Role in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

During 2018, the Board of Directors held a total of four meetings. During the year ended December 31, 2018, each of the directors then in office attended at least 75% of the aggregate of the number of Board of Directors meetings and the number of meetings held by all committees of the Board of Directors on which such director served. Our Board of Directors has determined that all of our directors, except for Mr. Wolchko, are independent, as determined in accordance with the rules of The NASDAQ Stock Market (“NASDAQ”) and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current NASDAQ listing standards. Furthermore, our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. Copies of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://ir.fatetherapeutics.com/corporate-profile.

Audit Committee

Mr. Coughlin, Dr. Rastetter and Dr. Epstein currently serve on the Audit Committee, which is chaired by Mr. Coughlin. Our Board of Directors has designated Mr. Coughlin as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing or overseeing the Audit Committee report required by Securities and Exchange Commission (“SEC”) rules to be included in our proxy statement for our annual meeting of stockholders;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

•	reviewing quarterly earnings releases; and

•	reviewing, assessing and considering, in consultation with management and the Board of Directors, as appropriate, our overall risk management policies and procedures.

During 2018, the Audit Committee held four meetings.

Compensation Committee

Dr. Mendlein, Mr. Coughlin and Dr. Rastetter currently serve on the Compensation Committee, which is chaired by Dr. Mendlein. The Compensation Committee’s responsibilities include:

•

reviewing and approving, or upon the request of the Board of Directors, reviewing and recommending for approval by the Board of Directors, the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers;

•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending the compensation of our Chief Executive Officer to the Board of Directors for approval;

•

reviewing and approving the compensation, including with respect to any cash compensation (including severance), incentive compensation plans, equity-based plans, perquisites and other benefits, of our other executive officers;

•	overseeing the Company’s overall compensation structure, policies and programs applicable to directors, executives and employees;

•

reviewing management’s aggregate decisions regarding the compensation of our employees, other than executive officers, provided, that the foregoing does not limit or restrict the authority of the Compensation Committee to review and approve compensation for all such employees;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisers in accordance with the independence standards identified in the applicable NASDAQ and SEC rules;

•	retaining and approving the compensation of any compensation advisers;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•

reviewing and overseeing our overall employee compensation structure, policies and programs, plans, and short and long-term strategies with respect to cash, bonuses, long-term incentives and other compensation plans, and with respect to healthcare-related and other benefit programs; and

•

administering and, if determined to be necessary, amending our 401(k) plan, deferred compensation plan, and any other material non-equity-based compensation plan; provided that the Compensation Committee may delegate routine administration of such plans to an administrative committee consisting of one or more of our officers or other employees.

Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee engaged Radford Consulting, an Aon company (“Radford”), as a compensation consultant to perform compensation advisory services during 2018. The Compensation Committee instructed the consultant to conduct an independent evaluation of the Company’s existing peer group of companies and provide recommended changes to the peer group to assess the competitiveness of the Company’s executive, equity and Board of Directors compensation programs and to review the Company’s equity program and broader equity practices. Our Compensation Committee plans to retain a consultant to provide similar information and advice in future years for consideration in determining annual cash, equity and other compensation for our employees, executive officers and directors. We do not believe the retention of, and the work performed by, Radford creates any conflict of interest.

Pursuant to our Amended and Restated 2013 Stock Option and Incentive Plan (the “2013 Plan”), the Compensation Committee has delegated to our Chief Executive Officer the authority to approve grants of stock options or restricted stock units (“RSUs”) to new hires, subject to certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.

During 2018, the Compensation Committee held nine meetings.

Nominating and Corporate Governance Committee

Drs. Rastetter, Mendlein and Nashat currently serve on the Nominating and Corporate Governance Committee, which is chaired by Dr. Rastetter. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board of Directors.

During 2018, the Nominating and Corporate Governance Committee held three meetings.

Board Leadership

The positions of our Chairman of the Board and Chief Executive Officer are presently separated at Fate. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as our Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.

While our Bylaws and corporate governance guidelines do not require that our Chairman of the Board and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions and having an independent outside director serve as Chairman of the Board is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our separated Chairman of the Board and Chief Executive Officer positions are augmented by the independence of seven of our eight directors, and our three entirely independent Board committees that provide appropriate oversight in the areas described above. At executive sessions of independent directors, these directors speak candidly on any matter of interest, without the Chief Executive Officer or other executives present. The independent directors met four times in 2018 without management present. We believe this structure provides consistent and effective oversight of our management and the Company.

Director Nominations

The director qualifications developed to date focus on what our Board believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria annually and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends has the highest personal and professional integrity, demonstrates exceptional ability and judgment and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board is “independent” in accordance with NASDAQ standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

•

at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee considers the following factors when recommending that our Board select persons for nomination:

•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in the markets in which the Company operates;

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience; and

•

achieving diversity within the Board of Directors and adhering to the philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any protected category under applicable law, which would include considering a nominee’s diverse background, skills and experience, including appropriate financial, scientific, medical and other expertise relevant to our business.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-employee directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board. This process is designed to provide that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial, scientific, medical and other expertise relevant to the business of the Company. Additionally, the Nominating and Corporate Governance Committee considers whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, and is committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen. The Nominating and Corporate Governance Committee assesses its own performance on a periodic basis, and in doing so, gives consideration to its implementation of, and the results achieved through, this process.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each nominee for election as director at the 2019 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and stands for re-election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2019 Annual Meeting.

Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•

disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•

any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends on the shares that are separate from the underlying shares;

•	any performance related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

•

a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

•

a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded.

The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors c/o the Corporate Secretary at our principal executive offices at the address set forth above. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Such items may not be forwarded to the Board or individual Board member, but will be made available to any non-management director upon request. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (www.fatetherapeutics.com) and selecting the “Investors & Media” tab.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. Five of our directors attended the 2018 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or has at any time during the past fiscal year been, an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of the Compensation Committee, other than Drs. Mendlein and Rastetter, has formerly been an officer of the Company. Dr. Mendlein served as our Chief Executive Officer from February 2011 to February 2012, and Dr. Rastetter served as our interim Chief Executive Officer from February to October 2012. None of our executive officers serve, or in the past fiscal year, have served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Compensation

In August 2013, our Board of Directors adopted a non-employee director compensation policy, which became effective upon the completion of our initial public offering in October 2013, that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. In April 2014, May 2016 and May 2018, our Board of Directors adopted amendments to the policy with respect to the equity component of compensation to our non-employee directors. Under this policy, as amended to date, all non-employee directors are paid cash compensation for service on the Board of Directors and committees of the Board of Directors as set forth below, prorated based on days of service during a calendar year.

Board of Directors	Annual Retainer
All non-employee members	$40,000
Additional retainer for Chairperson	$30,000

Additional Annual Retainer
Audit Committee:
Chairperson	$15,000
Non-Chairperson members	$7,500
Compensation Committee:
Chairperson	$10,000
Non-Chairperson members	$5,000
Nominating and Corporate Governance Committee:
Chairperson	$7,000
Non-Chairperson members	$3,500

In addition, under the policy, each new non-employee director who is initially appointed or elected to our Board of Directors will receive an option grant to purchase 24,000 shares of our common stock, which will vest in equal monthly installments during the three years following the grant date, subject to the director’s continued service on our Board of Directors. Thereafter, on the date of each annual meeting of stockholders, each continuing non-employee director will be eligible to receive an annual option grant to purchase 16,000 shares of our common stock, which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders. All of the foregoing options will be granted with an exercise price per share equal to the fair market value of a share of our common stock on the date of grant.

We have agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board and committee meetings.

Director Compensation Table—2018

The following table sets forth information with respect to the compensation earned by our non-employee directors during the fiscal year ended December 31, 2018. Mr. Wolchko did not receive compensation for service on the Board of Directors, and the compensation paid to Mr. Wolchko as an employee of the Company is set forth under the heading “Compensation of Executive Officers—Summary Compensation Table” below. Karin Jooss, Ph.D. joined our Board of Directors in 2019, and accordingly, did not receive any compensation from us during the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation	Total ($)
Timothy P. Coughlin(2)	$58,333	$104,474	$—	$162,807
Mark J. Enyedy(3)	$17,500	$—	$—	$17,500
Robert S. Epstein, M.D., M.S.(4)	$45,000	$104,474	$—	$149,474
Michael Lee (5)	$16,667	$146,110	$—	$162,777
John D. Mendlein, Ph.D., J.D.(6)	$48,500	$104,474	$—	$152,974
Amir Nashat, Sc.D.(7)	$41,833	$104,474	$—	$146,307
William H. Rastetter, Ph.D. (Chairman)(8)	$89,500	$104,474	$—	$193,974

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2018, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed in March 2019. These amounts do not reflect the actual economic value that may be realized by the directors upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	Mr. Coughlin held stock options to purchase an aggregate of 109,076 shares of common stock as of December 31, 2018.
(3)	Mr. Enyedy does not hold any stock options to purchase shares of common stock as of December 31, 2018. Mr. Enyedy concluded his tenure on our Board of Directors in May 2018.
(4)	Dr. Epstein held stock options to purchase an aggregate of 106,000 shares of common stock as of December 31, 2018.
(5)

Mr. Lee held stock options to purchase an aggregate of 24,000 shares of common stock as of December 31, 2018. Mr. Lee is Co-Founder and Portfolio Manager at Redmile Group, LLC and pursuant to the internal policies of Redmile Group, LLC, Mr. Lee holds these stock options as a nominee on behalf, and for the sole benefit, of Redmile Group, LLC and has assigned all economic, pecuniary and voting rights in respect of the stock options to Redmile Group, LLC.

(6)	Dr. Mendlein held stock options to purchase an aggregate of 146,023 shares of common stock as of December 31, 2018.
(7)	Dr. Nashat held stock options to purchase an aggregate of 86,000 shares of common stock as of December 31, 2018.
(8)	Dr. Rastetter held stock options to purchase an aggregate of 114,461 shares of common stock as of December 31, 2018.

Required Vote

The nominees for Class III director receiving the highest number of affirmative votes of all the votes properly cast shall be elected as director to serve until the 2022 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the two nominees for Class III director listed above.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board or the Audit Committee. The Company requests such ratification, however, as a matter of good corporate practice. Our Board, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of Ernst & Young LLP as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain Ernst & Young LLP.

The following table shows information about fees billed to the Company by Ernst & Young LLP for the fiscal years ended December 31, 2018 and 2017:

Fees billed by Ernst & Young LLP	2018	2017
Audit Fees(1)	$675,099	$464,676
Audit Related Fees	—	—
Tax Fees	$50,540	$53,022
All Other Fees	—	—
Total	$725,639	$517,698

(1)

Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the chairperson of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by Ernst & Young LLP during fiscal year 2018 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above, and all audit-related fees, tax fees and other fees during the fiscal year 2018 were approved by the Audit Committee.

Required Vote

The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

PROPOSAL 3

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Stockholders are urged to read the section titled “Compensation of Executive Officers” in this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Board of Directors and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the narrative discussions that accompany the compensation tables.

Required Vote

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal.

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or our Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve the compensation of our named executive officers.

By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our named executive officers every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal. Our Board of Directors has determined that an annual non-binding advisory vote to approve the compensation of our named executive officers will allow our stockholders to provide timely and direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

Required Vote

Stockholders will not be voting to approve or disapprove of the recommendation of our Board of Directors. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two or three years, or abstaining). The option that receives the highest number of votes from the voting power of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

As an advisory vote, this proposal will not be binding on the Company, our Board of Directors or our Compensation Committee in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board of Directors. Our Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold a non-binding advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. Notwithstanding the non-binding advisory nature of this vote, the Company recognizes that the stockholders may have different views as to the best approach for the Company and looks forward to hearing from stockholders as to their preferences on the frequency of a non-binding advisory vote on executive compensation.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the option of ONE YEAR as the preferred frequency for future non-binding advisory votes to approve the compensation of the Company’s named executive officers.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their ages as of March 1, 2019, and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement).

Name	Age	Position
J. Scott Wolchko	48	President, Chief Executive Officer and Director
Daniel D. Shoemaker, Ph.D.	51	Chief Scientific Officer
Bahram Valamehr, Ph.D.	42	Chief Development Officer
Cindy R. Tahl, J.D.	46	General Counsel and Corporate Secretary

The biographies of our executive officers, other than Mr. Wolchko, whose biography is set forth above, appear below.

Daniel D. Shoemaker, Ph.D., has served as our Chief Scientific Officer since May 2015 and oversees our discovery and preclinical research efforts. He previously served as our Chief Research Officer from January 2015 to May 2015, and as our Chief Technology officer from February 2009 to January 2015. From 2003 to 2009, Dr. Shoemaker was Chief Scientific Officer of ICxBiosystems, a biotechnology firm that develops advanced detection technologies for use in biodefense, cancer and prenatal diagnostics. From 1998 to 2003, Dr. Shoemaker held several positions at Merck Research Laboratories, including Director of Target Discovery, Senior Director at Rosetta Inpharmatics and research fellow in the Department of Molecular Neurosciences, where his main focus was on target identification and biomarker discovery. Dr. Shoemaker received his Ph.D. in biochemistry from Stanford University and his B.S. in biochemistry from the University of California, Santa Barbara.

Bahram Valamehr, Ph.D., has served as our Chief Development Officer since August 2018 and oversees our early development activities including “off-the-shelf” cell therapy product candidates derived from our induced pluripotent stem cell platform. From January 2010 to August 2018, Dr. Valamehr served in roles of increasing responsibility with the Company, most recently from December 2016 to August 2018 as our Vice President of Cancer Immunotherapy where he led the R&D activities associated with the Company’s immuno-oncology franchise. Prior to that, Dr. Valamehr played key scientific roles at Amgen, the Center for Cell Control (a NIH Nanomedicine Development Center), and the Broad Stem Cell Research Center developing novel methods to control pluripotency, to modulate stem cell fate including hematopoiesis and to better understand cellular signaling pathways associated with cancer. Dr. Valamehr received his Ph.D. in molecular and medical pharmacology from the University of California, Los Angeles, his M.B.A. from Pepperdine University, and his B.S. in biochemistry from the University of California, Los Angeles.

Cindy R. Tahl, J.D., has served as our General Counsel and Corporate Secretary since October 2015. She previously served as our Vice President, IP and Senior Corporate Counsel from December 2013 to October 2015. From 2009 to 2013, Ms. Tahl served as our Senior Director, Intellectual Property and Corporate Counsel. From 2007 to 2009, Ms. Tahl was a technology transactions attorney at the law firm of Wilson Sonsini Goodrich and Rosati, P.C, and from 2004 to 2007 practiced intellectual property law in the New York office of Kenyon & Kenyon, LLP. Ms. Tahl received her J.D. from Boston College Law School and her B.S. in biology from the University of California, San Diego.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents information regarding the total compensation earned by each individual who served as our chief executive officer at any time during the fiscal year ended December 31, 2018 and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2018. We refer to these officers in this Proxy Statement as our named executive officers. In addition, we have included in the table the total compensation earned by an additional executive officer during the fiscal year ended December 31, 2018. The following table also sets forth information regarding total compensation awarded to, earned by and paid to each of our named executive officers during the fiscal year ending December 31, 2018.

Name and Principal Position as of December 31, 2018	Year	Salary ($)		Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
J. Scott Wolchko,	2018	516,000		—	2,756,998	258,000	—	3,530,998
President, Chief Executive Officer and Director	2017	480,000			668,789	156,000		1,304,789
Bahram Valamehr, Ph.D.,	2018	321,865	(4)	—	2,138,235	117,250	—	2,577,350
Chief Development Officer(3)
Cindy R. Tahl, J.D.,	2018	350,000		—	906,465	122,500	—	1,378,965
General Counsel and Corporate Secretary(3)
Daniel D. Shoemaker, Ph.D.,	2018	365,000		—	842,338	127,750	—	1,335,088
Chief Scientific Officer	2017	352,500		—	365,604	80,194	—	798,298

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of option awards granted during 2018 and 2017, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed in March 2019. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

The amounts in this column represent the annual incentive compensation paid for performance during 2018 and 2017. The amounts of these awards were determined based upon the achievement of performance metrics related to the Company’s 2018 and 2017 corporate objectives, as applicable, including objectives pertaining to the Company’s advancement of its clinical and preclinical programs and achievement of its corporate development and financing initiatives.

(3)	2017 compensation information is not presented for Dr. Valamehr and Ms. Tahl because they were not named executive officers for the fiscal year ended December 31, 2017.
(4)	Dr. Valamehr’s annual base salary increased effective as of July 30, 2018 from $310,000 to $335,000.

Bonuses. In January 2015, the Board of Directors adopted the Company’s Amended and Restated Senior Executive Incentive Bonus Plan (the “Bonus Plan”), which applies to certain key executives (the “Executives”), that are recommended by the Compensation Committee and selected by the Board of Directors. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Compensation Committee and related to scientific, operational and financial metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), which may include, among others, revenue; expense levels; business development and financing milestones; total shareholder return; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Company’s common stock; economic value-added; sales or revenue, developmental, clinical or regulatory milestones; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; clinical trial results; publications; reimbursement decisions; working capital; earnings (loss) per share of the Company’s common stock; sales or market shares; number of customers or units of products sold; and operating income and/or net annual recurring revenue, any of which may be (i) measured in absolute terms or compared to any incremental increase, (ii) measured in terms of growth, (iii) compared to another company or companies or to results of a peer group, (iv) measured against the market as a whole and/or as compared to applicable market indices and/or (v) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets. Any bonuses paid under the Bonus Plan will be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each Executive. No bonuses will be paid under the Bonus Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Compensation Committee may adjust bonuses payable under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Executives under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine. The bonuses payable under the Bonus Plan may be paid in equity or cash.

For 2018, bonuses under the Bonus Plan were paid in cash and determined based upon the achievement of performance metrics related to the Company’s corporate objectives, including objectives pertaining to the Company’s advancement of its clinical and preclinical programs and achievement of its corporate development and financing initiatives.

Equity Incentive Compensation. Historically, we have generally granted stock options to our employees, including our named executive officers, in connection with their initial employment with us. We also have historically granted stock options on an annual basis as part of annual performance reviews of our employees. From time to time, we have also granted, and intend to continue to grant, RSU awards to our employees, including our named executive officers, in connection with their initial employment with us or as part of annual performance reviews. We did not grant any RSUs to our named executive officers in 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2018 with respect to our named executive officers and one additional executive officer. The equity awards are subject to certain acceleration of vesting provisions as provided (i) in the case of Mr. Wolchko, in his employment agreement, as described in Compensation of Executive Officers—Employment Arrangement with Our Named Executive Officers, below, and (ii) in the case of the other named executive officers, in the

Company’s Severance and Change in Control Policy (the “Severance and CIC Policy”), as described in Compensation of Executive Officers—Executive Severance and Change in Control Policy, below.

	Option Awards						Stock Awards
Name	Number of Securities underlying Unexercised Options (#) Exercisable		Number of Securities underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
J. Scott Wolchko,	27,935	(2)	—		1.63	2/9/2022
President, Chief Executive Officer and Director	26,400	(2)	—		1.63	2/9/2022
	9,846	(2)	—		7.87	8/12/2023
	85,000	(3)	—		6.62	1/9/2024
	68,541	(4)	1,459	(4)	4.84	1/5/2025
							43,125	(5)	553,294
	142,200	(6)	47,400	(6)	2.70	1/12/2026
	36,800	(7)	—		2.70	1/12/2026
	119,791	(8)	130,209	(8)	2.73	1/4/2027
	79,750	(9)	268,250	(9)	6.55	1/15/2028
	15,833	(10)	136,167	(10)	11.03	7/17/2028

Bahram Valamehr, Ph.D,	1,153	(2)	—		1.69	2/10/2020

Chief Development Officer	3,076	(2)	—		1.69	3/11/2021
	423	(2)	—		1.37	1/13/2023
	1,536	(2)	—		7.87	8/12/2023
	8,500	(3)	—		6.62	1/9/2024
	10,481	(4)	223	(4)	4.84	1/5/2025
							17,500	(5)	224,525
	64,225	(11)	23,855	(11)	2.90	1/7/2026
	57,500	(8)	62,500	(8)	2.73	1/4/2027
	49,225	(9)	165,575	(9)	6.55	1/15/2028
	15,625	(10)	134,375	(10)	11.03	7/17/2028

Cindy R. Tahl, J.D.,	2,080	(2)	—		1.69	2/10/2020

General Counsel and Corporate Secretary	8,461	(2)	—		1.69	3/11/2021
	2,008	(2)	—		1.37	1/14/2023
	7,385	(2)	—		7.87	8/12/2023
	35,000	(3)	—		6.62	1/9/2024
	33,840	(4)	720	(4)	4.84	1/5/2025
							20,000	(5)	256,600
	39,583	(12)	10,417	(12)	4.89	10/15/2025
	98,875	(11)	36,725	(11)	2.90	1/7/2026
	71,875	(8)	78,125	(8)	2.73	1/4/2027
	45,870	(9)	154,290	(9)	6.55	1/15/2028

Daniel D. Shoemaker, Ph.D.,	31,784	(2)	—		1.63	2/9/2022

Chief Scientific Officer	19,200	(2)	—		1.63	2/9/2022
	20,294	(2)	—		1.37	7/24/2022
	9,846	(2)	—		7.87	8/12/2023
	85,000	(3)	—		6.62	1/9/2024
	68,541	(4)	1,459	(4)	4.89	1/5/2025
							33,000	(5)	423,390
	108,500	(11)	40,300	(11)	2.90	1/7/2026
	71,875	(8)	78,125	(8)	2.73	1/4/2027
	42,625	(9)	143,375	(9)	6.55	1/15/2028

(1)

This amount reflects the closing market price of a share of our common stock of $12.83 as of December 31, 2018, multiplied by the amount shown in the column “Stock Awards – Number of shares or units of stock that have not vested.”

(2)	All outstanding options were fully vested. The options were issued pursuant to the 2007 Equity Incentive Plan (the “2007 Plan”).
(3)	All outstanding options were fully vested. The options were issued pursuant to the 2013 Plan.
(4)	The shares underlying the options vest in equal monthly installments over four years from January 5, 2015 through January 5, 2019. The options were issued pursuant to the 2013 Plan.
(5)

The RSUs will vest on October 12, 2019. This grant was subject to accelerated vesting upon a change of control of the Company and in the event of certain terminations of employment following a change of control of the Company, as provided in the applicable RSU award agreement, which has been superseded by the accelerated vesting terms under (i) for Mr. Wolchko, his employment agreement and (ii) for Dr. Valamehr and Ms. Tahl, the Severance and CIC Policy. The RSUs were issued pursuant to the 2013 Plan.

(6)	The shares underlying the options vest in equal monthly installments over four years from January 1, 2016 through January 1, 2020. The options were issued pursuant to the 2013 Plan.
(7)	All outstanding options were fully vested. The options vested upon the Company’s achievement of a certain performance goal. The options were issued pursuant to the 2013 Plan.
(8)	The shares underlying the options vest in equal monthly installments over four years from January 4, 2017 through January 4, 2021. The options were issued pursuant to the 2013 Plan.
(9)	The shares underlying the options vest in equal monthly installments over four years from January 16, 2018 through January 16, 2022. The options were issued pursuant to the 2013 Plan.
(10)	The shares underlying the options vest in equal monthly installments over four years from July 18, 2018 through July 18, 2022. The options were issued pursuant to the 2013 Plan.
(11)	The shares underlying the options vest in equal monthly installments over four years from January 8, 2016 through January 8, 2020. The options were issued pursuant to the 2013 Plan.
(12)	The shares underlying the options vest in equal monthly installments over four years from October 12, 2015 through October 12, 2019. The options were issued pursuant to the 2013 Plan.

401(k) Savings Plan and Other Benefits

We have established a 401(k) plan to allow our employees to save on a tax-favorable basis for their retirement. We do not match any contributions made by any employees, including our named executive officers, pursuant to the plan. We also pay, on behalf of our employees, a portion of the premiums for health, life and disability insurance.

Employment and Severance Arrangements

We consider it essential to the best interests of our stockholders to foster the continuous employment of our key management personnel. In this regard, we recognize that the possibility of a change in control may exist and that the uncertainty and questions that it may raise among management could result in the departure or distraction of management personnel to the detriment of the Company and our stockholders. In order to reinforce and encourage the continued attention and dedication of certain key members of management, we have entered into written employment agreements with certain of our named executive officers that, while at-will, contain certain change in control and severance provisions. We have also adopted a severance and change in control policy for our employees, including our named executive officers, except for our Chief Executive Officer. A summary of such provisions is below.

Employment Arrangements with Our Executive Officers

J. Scott Wolchko

Mr. Wolchko commenced employment with us on September 17, 2007, and, in connection with his appointment as our President and CEO, we entered into a new employment agreement with Mr. Wolchko (the “Original CEO

Employment Agreement”). The Original CEO Agreement was amended and restated in its entirety by a new employment agreement that Mr. Wolchko entered into with us on January 14, 2018, effective January 1, 2018 (the “CEO Employment Agreement”). The CEO Employment Agreement sets forth Mr. Wolchko’s then-current annual base salary, then-current annual incentive compensation and his eligibility to participate in our benefit plans generally. Pursuant to the CEO Employment Agreement, Mr. Wolchko is eligible to receive annual incentive compensation, for which the target annual incentive compensation will be 50% of his annual base salary, as determined by the Board of Directors or the Compensation Committee.

Payments Provided upon a Change of Control or Termination for Good Reason or Without Cause

Mr. Wolchko’s employment is at-will. Upon any termination of his employment, Mr. Wolchko will be entitled to receive (A) the amount of his accrued but unpaid salary and unpaid expense reimbursements and any accrued but unused vacation as of the date of termination, (B) any vested benefits Mr. Wolchko may have under any employee benefit plan, which shall be paid in accordance with the terms of such employee benefit plans, as of the date of termination, and (C) any earned but unpaid incentive compensation from the prior calendar year (clauses (A) through (C) collectively, the “Accrued Benefits”). Pursuant to the CEO Employment Agreement, in the event that Mr. Wolchko’s employment is terminated by the Company without “Cause” (other than due to death or disability) or by Mr. Wolchko for “Good Reason” (as such terms are defined below), in each case outside of the “Sale Event Period” (as defined below), subject to his execution of a nonrevocable separation agreement and release, Mr. Wolchko will be entitled to, in addition to the Accrued Benefits, (i) a lump sum cash payment equal to the sum of twelve (12) months of Mr. Wolchko’s then-current base salary and his annual target incentive compensation for the year of termination, (ii) full acceleration of vesting of all outstanding equity awards containing performance-based vesting conditions, if such performance-based vesting conditions have been satisfied as of the date of termination, (iii) for all outstanding equity awards containing time-based vesting conditions, twelve (12) months of accelerated vesting; provided, however, that for any equity awards that include both a performance-based vesting condition (including the achievement of a specified stock price or market capitalization) and a time-based vesting condition, or any equity awards that vest solely upon the achievement of a performance-based vesting condition, no acceleration of vesting will be provided unless the applicable performance-based vesting condition has been satisfied as of the date of Mr. Wolchko’s termination, and any acceleration provided shall be subject to clause (ii) of this paragraph, and (iv) payment of the premiums for Mr. Wolchko’s and his family’s participation in the Company’s group health care plans, subject to Mr. Wolchko’s copayment amount, for up to eighteen (18) months after such termination.

Pursuant to the CEO Employment Agreement, in the event that Mr. Wolchko’s employment is terminated by the Company without Cause (other than due to death or disability) or by Mr. Wolchko for Good Reason, in each case within the period beginning three months prior to and ending eighteen (18) months following a “Sale Event” (as such term is defined below) (the “Sale Event Period”), subject to his execution of a nonrevocable separation agreement and release, Mr. Wolchko is entitled to, in addition to the Accrued Benefits, (i) a lump sum cash payment equal to the sum of eighteen (18) months of Mr. Wolchko’s then-current base salary (or base salary in effect immediately prior to the Sale Event, if higher) and one and a half (1.5) times his annual target incentive compensation for the year of termination, (ii) full acceleration of vesting of all outstanding equity awards; provided, that for any equity awards that include both a performance-based vesting condition (including the achievement of a specified stock price or market capitalization) and a time-based vesting condition, or any equity awards that vest solely upon the achievement of a performance-based vesting condition, no acceleration of vesting will be provided unless the applicable performance-based vesting condition has been satisfied as of the date of Mr. Wolchko’s termination, and (iii) payment of the premiums for Mr. Wolchko’s and his family’s participation in the Company’s group health care plans, subject to Mr. Wolchko’s copayment amount, for up to eighteen (18) months after such termination.

The payments and benefits provided to Mr. Wolchko under the CEO Employment Agreements in connection with a change of control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code of 1986. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986. If the payments or benefits payable to Mr. Wolchko in connection with a change of control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Under the CEO Employment Agreement, the terms below are generally defined as follows:

“Cause” means, (i) conduct by the employee constituting a material act of misconduct in connection with the performance of the employee’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the employee of (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any conduct by the employee that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates if the employee were retained in the employee’s position; (iv) continued material and substantial non-performance by the employee of the employee’s material responsibilities hereunder (other than by reason of the employee’s physical or mental illness, incapacity or disability) which has continued for more than thirty (30) days following written notice of such non-performance from the Board of Directors; (v) a material and substantial breach by the employee of any of the employee’s confidentiality, noncompetition, nonsolicitation or other similar restrictive covenant obligations to the Company; (vi) a material and substantial violation by the employee of any of the Company’s written employment policies; or (vii) failure to cooperate with a bona fide internal investigation by or on behalf of the Board or an authorized committee thereof or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the common stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Good Reason” means that the employee has complied with the appropriate notice process following the occurrence of any of the following events: (i) a material diminution in the employee’s responsibilities, authorities, powers, functions or duties; (ii) a material reduction in the employee’s then-current base salary or target annual incentive compensation, except for across-the-board reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; or (iii) the relocation of the employee’s principal place of business to a place that is more than twenty-five (25) miles from the employee’s current location of employment as of the effective date of the employment agreement. Notwithstanding the foregoing, none of the following shall be considered good reason: (x) the mere occurrence of a Sale Event; (y) any change in the identity of the surviving corporation in the event of a Sale Event; or (z) any change in the status of the surviving corporation after a Sale Event as a public or private Company.

Bahram Valamehr, Ph.D.

Dr. Valamehr is a party to an at-will employment offer letter with us, dated November 20, 2009 (the “Valamehr Offer Letter”). The Valamehr Offer Letter sets forth Dr. Valamehr’s initial annual base salary, initial option grant and his eligibility to participate in our incentive bonus and benefit plans generally. Pursuant to the Bonus Plan,

Dr. Valamehr is eligible to receive annual incentive compensation at a target percentage of 35% of his then-current annual base salary, as determined by the Board of Directors or the Compensation Committee.

Payments Provided upon a Change of Control or Termination for Good Reason or Without Cause

Dr. Valamehr may be entitled to certain severance payments and other benefits under the Severance and CIC Policy described below.

Cindy R. Tahl, J.D.

Ms. Tahl is a party to an at-will employment offer letter with us, dated October 17, 2009 (the “Tahl Offer Letter”). The Tahl Offer Letter sets forth Ms. Tahl’s initial annual base salary, initial option grant, and her eligibility to participate in our incentive bonus and benefit plans generally. Pursuant to the Bonus Plan, Ms. Tahl is eligible to receive annual incentive compensation, for which the initial target annual incentive compensation will be 35% of her then-current annual base salary, as determined by the Board of Directors or the Compensation Committee.

Payments Provided upon a Change of Control or Termination for Good Reason or Without Cause

Ms. Tahl may be entitled to certain severance payments and other benefits under the Severance and CIC Policy described below.

Daniel D. Shoemaker, Ph.D.

Dr. Shoemaker is a party to an at-will employment offer letter with us, dated February 11, 2009 (the “Shoemaker Offer Letter”). The Shoemaker Offer Letter sets forth Dr. Shoemaker’s initial annual base salary, initial annual incentive compensation and his eligibility to participate in our benefit plans generally. Pursuant to the Shoemaker Offer Letter and the Bonus Plan, Dr. Shoemaker is eligible to receive annual incentive compensation, for which the initial target annual incentive compensation will be 35% of his then-current annual base salary, as determined by the Board of Directors or the Compensation Committee.

Payments Provided upon a Change of Control or Termination for Good Reason or Without Cause

Pursuant to the Shoemaker Offer Letter, Dr. Shoemaker was entitled to certain severance benefits in the event of certain terminations of employment following a change in control, which have been superseded by the severance payments and other benefits under the Severance and CIC Policy described below.

Executive Severance and Change in Control Policy

Effective on January 14, 2018, the Compensation Committee adopted the Severance and CIC Policy, in which all of our named executive officers, except for Mr. Wolchko, participate.

Under the Severance and CIC Policy, if a participant is terminated by the Company without “Cause” (as defined below) or resigns for “Good Reason” (as defined below), in each case, following the first anniversary of the participant’s first day of employment with the Company, then the participant will be entitled to the following benefits, subject to his or her execution of a nonrevocable release: (i) for all outstanding equity awards containing time-based vesting conditions, nine (9) months of accelerated vesting; provided, however, that for any equity awards that include both a performance-based vesting condition (including the achievement of a specified stock price or market capitalization) and a time-based vesting condition, or any equity awards that vest solely upon the achievement of a performance-based vesting condition, no acceleration of vesting will be provided unless the applicable performance-based vesting condition has been satisfied as of the date of the participant’s termination; (ii) a lump sum cash payment equal to nine (9) months of the participant’s then-current base salary; and (iii) payment of the employer portion of group health care benefits under COBRA for up to nine (9) months.

In addition, if a participant is terminated by the Company without Cause or resigns for Good Reason, in each case within the period beginning three (3) months prior to and ending twelve (12) months following a “Sale Event” (as defined in the 2013 Plan), then, in lieu of the benefits described above, such participant will be entitled to the following benefits, subject to his or her execution of a nonrevocable release: (i) for all outstanding equity awards containing time-based vesting conditions, full acceleration of vesting; provided, however, that for any equity awards that include both a performance-based vesting condition (including the achievement of a specified stock price or market capitalization) and a time-based vesting condition, or any equity awards that vest solely upon the achievement of a performance-based vesting condition, no acceleration of vesting will be provided unless the applicable performance-based vesting condition has been satisfied as of the date of the participant’s termination; (ii) a lump sum cash payment equal to twelve (12) months of the participant’s then-current base salary; (iii) one (1) times the participant’s annual target incentive compensation for the year of termination; and (iv) payment of the employer portion of group health care benefits under COBRA for up to twelve (12) months.

The payments and benefits provided a participant under the Severance and CIC Policy may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code of 1986. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986. If the payments or benefits payable to a participant would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, then those payments or benefits will be reduced to the extent necessary so that no portion of such payments or benefits will be subject to such excise tax or loss of tax deduction for the Company.

Participants who are party to an agreement or an arrangement with the Company that provides greater benefits in the aggregate than set forth in the Severance and CIC Policy are not eligible to receive any payments or benefits under the Severance and CIC Policy.

Under the Severance and CIC Policy, the terms above are generally defined as follows:

“Cause” means (i) the participant’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any conduct by the participant that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates if the participant were retained in the participant’s position; (iv) the participant’s failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the participant by the Company; (v) the participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (vi) the participant’s material violation of any provision of any agreement(s) between the participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

“Good Reason” means (i) a material diminution in the participant’s responsibilities, authority or duties; (ii) a material diminution in the participant’s base compensation except for across-the-board compensation reductions similarly affecting all or substantially all similarly situated service providers of the Company; or (iii) a change of more than twenty-five (25) miles in the geographic location at which the participant provides services to the Company, in each case so long as the participant provides at least sixty (60) days’ notice to the Company following the initial occurrence of any such event, the Company fails to cure such event within thirty (30) days thereafter and the participant terminates his or her employment within thirty (30) days after the end of such cure period.

Securities Authorized for Issuance under Equity Compensation Plans

The table below sets forth information regarding our equity compensation plans in effect as of December 31, 2018:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(3)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders: 2007 Plan, 2013 Plan and 2013 Employee Stock Purchase Plan (the “2013 ESPP”)(1)	6,509,759	$5.36	4,334,510	(4)
Equity compensation plans not approved by security holders(2):	470,822	$8.65	379,178
Total	6,980,581		4,713,688

(1)

The number of shares of stock available for issuance under the 2013 Plan will be automatically increased each January 1, beginning on January 1, 2014, by 4% of the outstanding number of shares of the Company’s common stock on the immediately preceding December 31 or such lesser number as determined by the Compensation Committee of the Company’s Board of Directors.

(2)

Represents 470,822 shares subject to outstanding options granted to non-named executive officers as of December 31, 2018 pursuant to the Inducement Plan and 379,178 shares remaining available for future issuance pursuant to the Inducement Plan.

(3)	Excludes 188,625 shares subject to RSUs outstanding as of December 31, 2018 that were issued under the 2013 Plan.
(4)

This number includes 729,000 shares that are available for issuance under the 2013 ESPP and zero shares subject to purchase during the current purchase period. To date, the Company has not issued any shares pursuant to the 2013 ESPP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Compensation of Executive Officers” and the transactions described below, since the beginning of the fiscal year ended December 31, 2018, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Public Offering

The following table summarizes the participation in our September 2018 public offering of our common stock by our directors, entities affiliated with our directors, or holders of five percent or more of our voting securities:

Name of Investor	Shares of Common Stock	Aggregate Purchase Price Paid
Entities affiliated with Redmile Group, LLC	3,703,704	$50,000,004.00

Indemnification Agreements

We have entered into indemnification agreements with or have contractual obligations to provide indemnification to each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Equity Incentive Awards

For information regarding stock option awards and other equity incentive awards granted to our named executive officers and directors, see “Election of Directors—Director Compensation” and “Compensation of Executive Officers.”

Procedures for Approval of Related Person Transactions

The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review. The Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of January 30, 2019.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after January 30, 2019, but excludes unvested stock options. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 30, 2019, as well as common stock issuable upon the vesting and settlement of RSU awards held by that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Shares beneficially owned include restricted shares of common stock acquired upon any early exercise of stock options granted under our 2007 Plan.

Percentage ownership calculations for beneficial ownership for each person or entity are based on 64,734,026 shares of our common stock outstanding as of January 30, 2019 and, except as set forth in footnote (4) below, do not take into account 14,097,745 shares of common stock issuable upon conversion of all 2,819,549 Preferred Shares outstanding on such date.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned and underlying unvested Restricted Stock Units as of January 30, 2019	Number of Class A Convertible Preferred Convertible, Restricted Stock Units Vesting or Stock Options Exercisable Within 60 Days of January 30, 2019	Total	Percentage of Common Stock
5% or Greater Stockholders:
Entities affiliated with Redmile Group, LLC(2)	10,359,666	—	10,359,666	16.00%
FMR LLC(3)	7,380,302	—	7,380,302	11.40%
Blackrock, Inc.(4)	5,031,783	—	5,031,783	7.77%
Entities affiliated with Franklin Advisers, Inc.(5)	3,244,706	—	3,244,706	5.01%
All 5% Stockholders as a group	26,016,457	—	26,016,457	40.19%
Named Executive Officers and Directors:
J. Scott Wolchko(6)	374,881	693,113	1,067,994	1.63%
William H. Rastetter, Ph.D.(7)	577,632	70,000	647,632	1.00%
John D. Mendlein, Ph.D., J.D.(8)	156,774	101,562	258,336	*
Timothy P. Coughlin(9)	56,390	93,076	149,466	*
Michael Lee(2)(10)	10,359,666	5,333	10,364,999	16.01%
Robert S. Epstein. M.D., M.S.(11)	—	90,000	90,000	*
Amir Nashat, Sc.D.(12)	1,473,186	70,000	1,543,186	2.38%
Karin Jooss, Ph.D.(13)	—	—	—	—
Bahram Valamehr, Ph.D.(14)	72,958	253,397	326,355	*
Cindy R. Tahl, J.D. (15)	90,418	359,807	450,225	*
All executive officers and directors as a group (12 persons)(16)	13,297,496	2,231,337	15,528,833	23.19%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Fate Therapeutics, Inc., 3535 General Atomics Court, Suite 200, San Diego, CA 92121.
(2)

Based on Schedule 13D filed September 27, 2018, Redmile Group, LLC’s (“Redmile”) beneficial ownership includes 10,359,666 shares of common stock and 14,097,745 shares of common stock issuable upon conversion of 2,819,549 outstanding shares of Class A Convertible Preferred Stock (for which the terms of the Class A Convertible Preferred Stock provide that the holder is limited in the number of shares it may convert into such that it will not own in excess of 9.99% of the then outstanding shares of common stock) owned by certain investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. for which Redmile serves as the general partner and/or investment manager. If Redmile elects pursuant to the Certificate of Designations of the Class A Convertible Preferred Stock to increase the percentage of shares of common stock that it, together with its affiliates, may beneficially own to cover the maximum number of shares of common stock issuable upon conversion of all outstanding shares of Class A Convertible Preferred Stock held by Redmile, then Redmile would beneficially own an aggregate of 24,457,411 shares of common stock, representing a beneficial ownership percentage of 31.02%. Redmile, as the general partner and/or investment manager to the limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. and Jeremy Green, as the majority managing member and owner of Redmile, may therefore be deemed to beneficially own the shares owned by such investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc., insofar as they may be deemed to have the power to direct the voting or disposition of those shares. Each of Redmile and Jeremy Green disclaims beneficial ownership as to the shares, except to the extent of his or its pecuniary interests therein. The mailing address of the beneficial owners is One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA 94129.

(3)

Based on Schedule 13G/A filed on February 13, 2019. Abigail P. Johnson and FMR LLC, through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 7,380,302 shares owned by the funds. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the family of Abigail P. Johnson are the predominant owners of FMR LLC and may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The mailing address of the beneficial owner is 245 Summer Street, Boston, MA 02210.

(4)

Based on Schedule 13G filed on February 8, 2019. The securities reported herein are beneficially owned by one or more subsidiaries of Blackrock, Inc., which include BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The mailing address of the beneficial owner is 55 East 52nd Street, New York, NY 10055.

(5)

Based on Schedule 13G/A filed on January 9, 2019. The securities reported herein are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of Franklin Resources Inc. (“FRI”), including Franklin Advisers, Inc. When an investment management contract (including a sub-advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, each Investment Management Subsidiary reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. The mailing address of the beneficial owners is One Franklin Parkway, San Mateo, CA 94403.

(6)	Consists of (i) 81,756 shares of common stock, (ii) 293,125 shares of RSUs and (iii) 693,113 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2019.
(7)

Consists of (i) 459,272 shares of common stock held by The Investment 2002 Trust dated November 11, 2001 (the “Investment Trust”), (ii) 118,360 shares of common stock held by The Rastetter Family Trust, dated September 2, 2010 (the “Rastetter Family Trust”), and (iii) options to purchase 70,000 shares of common stock that are exercisable within 60 days of January 30, 2019 held by Dr. Rastetter. William Rastetter is the sole trustee of the Investment Trust and has sole dispositive power over the shares held by this entity. William Rastetter and Marisa Gard Rastetter, as co-trustees of the Rastetter Family Trust, share dispositive power over the shares held by this entity.
(8)	Consists of 101,562 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2019.
(9)

Consists of 56,390 shares of common stock owned of record by Timothy P. Coughlin & Holly Coughlin as co-trustees of Coughlin Family Trust u/a DTD 12/07/2006 who share dispositive power over the shares held by this entity, and options to purchase 93,076 shares of common stock that are exercisable within 60 days of January 30, 2019 held by Mr. Coughlin.

(10)	Consists of 5,333 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2019.
(11)	Consists of 90,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2019.
(12)

Based on Form 4 filed on February 1, 2019 by entities affiliated with Polaris Venture Partners V, L.P. (“Polaris Ventures”), Polaris Venture Partners Entrepreneurs’ Fund V, L.P. (“Polaris Entrepreneurs’ Fund”), Polaris Venture Partners Founders’ Fund V, L.P. (“Polaris Founders’ Fund”) and Polaris Venture Partners Special Founders’ Fund V, L.P. (“Polaris Special Founders’ Fund”). Polaris Venture Management Co. V, L.L.C. (“PVM V”) is the general partner of each Polaris Ventures, Polaris Entrepreneurs’ Fund, Polaris Founders’ Fund and Polaris Special Founders’ Fund (collectively, the “Polaris Funds”). PVM V may be deemed to have sole power to vote and dispose of the shares held by the Polaris Funds. Each of Jonathan Flint and Terrance McGuire (collectively, the “Managing Members”) are the managing members of PVM V and may be deemed to share voting and dispositive power with respect to the shares held by the Polaris Funds. Dr. Nashat, a member of the Issuer’s Board of Directors, has a membership interest in PVM V and may be deemed to share voting and dispositive powers with respect to the shares held by the Polaris Fund by virtue of his relationship to PVMV V. Each of PVMV V, the Managing Members and Dr. Nashat disclaim beneficial ownership of all of the shares owned by the Polaris Funds, except to the extent of their respective and proportionate pecuniary interests therein. The address of the Polaris Funds is One Marina Park Drive, 10th Floor, Boston, Massachusetts 02210.

(13)	Dr. Jooss joined the Board on March 14, 2019 and therefore did not have beneficial ownership of any shares as of January 30, 2019.
(14)	Consists of (i) 10,458 shares of common stock, (ii) 62,500 shares of RSUs and (iii) 253,397 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2019.
(15)	Consists of (i) 25,418 shares of common stock, (ii) 65,000 shares of RSUs and (iii) 359,807 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2019.
(16)

Includes the number of shares beneficially owned by the executive officers and directors listed in the above table, as well as (i) 57,591 shares of common stock owned of record by Daniel D. Shoemaker, Ph.D., our Chief Scientific Officer, (ii) 78,000 shares of RSUs owned by Dr. Shoemaker and (iii) options to purchase 495,049 shares of common stock that are exercisable within 60 days of January 30, 2019 held by Dr. Shoemaker.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2018.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.fatetherapeutics.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2018 with the Company’s management and Ernst & Young LLP. In addition, the Audit Committee has discussed with Ernst & Young LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (formerly SAS 61), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2018.

The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

AUDIT COMMITTEE

TIMOTHY P. COUGHLIN, CHAIRMAN

WILLIAM H. RASTETTER, PH.D.

ROBERT S. EPSTEIN, M.D., M.S.

HOUSEHOLDING OF PROXY MATERIALS

We have made available a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and would like to consent to a mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of American Stock Transfer & Trust Company, LLC (“AST”), at One Embarcadero Center, Suite 530, San Francisco, CA 94111.

Registered stockholders who have not consented to householding will continue to receive copies of Annual Reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of Annual Reports or proxy statements for all registered stockholders residing at the same address by contacting AST as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at www.fatetherapeutics.com or you can request a copy free of charge by calling Investor Relations at (858) 875-1800 or sending an e-mail request to Investor Relations by accessing our website (www.fatetherapeutics.com), and then selecting “Contact Us.” Please include your contact information with the request.

By Order of the Board of Directors

Fate Therapeutics, Inc.

Sincerely,

/s/ J. Scott Wolchko

J. Scott Wolchko

President and Chief Executive Officer

San Diego, California

March 22, 2019

FATE THERAPEUTICS, INC. Proxy for Annual Meeting of Stockholders on May 3, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Cindy R. Tahl as proxy, with the power to appoint her substitute, and hereby authorizes her to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Fate Therapeutics, Inc. held of record by the undersigned at the close of business on March 6, 2019 at the Annual Meeting of Stockholders to be held May 3, 2019 at 8:00 a.m. Pacific Time at 3535 General Atomics Court, Suite 200, San Diego, California 92121, and at any adjournment thereof. (Continued and to be signed on the reverse side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF FATE THERAPEUTICS, INC. May 3, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18615/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the - envelope provided. 20230304000000000000 6 050319 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES”, AND “FOR” PROPOSALS 2 AND 3, AND RECOMMENDS A VOTE FOR “ONE YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒ 1. Election of two class III directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Timothy P. Coughlin J. Scott Wolchko INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019. FOR AGAINST ABSTAIN 3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. FOR AGAINST ABSTAIN 4. To recommend, on a non-binding advisory basis, the frequency of future non-binding stockholder advisory votes to approve the compensation of the Company’s named executive officers. 1 YEAR 2 YEARS 3 YEARS ABSTAIN 5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1, “FOR” Proposals 2 and 3, and for “ONE YEAR” in Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF FATE THERAPEUTICS, INC. May 3, 2019 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18615/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230304000000000000 6 050319 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES”, AND “FOR” PROPOSALS 2 AND 3, AND RECOMMENDS A VOTE FOR “ONE YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒ 1. Election of two class III directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: O Timothy P. Coughlin O J. Scott Wolchko INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019. FOR AGAINST ABSTAIN 3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. FOR AGAINST ABSTAIN 4. To recommend, on a non-binding advisory basis, the frequency of future non-binding stockholder advisory votes to approve the compensation of the Company’s named executive officers. 1 YEAR YEARS 3 YEARS ABSTAIN 5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1, “FOR” Proposals 2 and 3, and for “ONE YEAR” in Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.